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                                                                    EXHIBIT 23.3

                               [Letterhead of NSA]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the references to our firm in the Registration Statement on Form S-8 of Plains Exploration & Production Company to the reserve reports as of December 31, 1999, January 1, 2000, December 31, 2000, January 1, 2001, December 31, 2001, and January 1, 2002, setting forth the interests of Plains Exploration & Production Company and its subsidiaries, and Arguello Inc., relating to the estimated quantities of such companies' proved reserves of oil and gas and present values thereof for the periods included therein.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.

                                     By:  /s/ Danny D. Simmons
                                         ---------------------------------------
                                         Danny D. Simmons
                                         Executive Vice President

Houston, Texas
January 21, 2003


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